Exhibit 2

                                 PLAN OF MERGER
                                       of
                            PSEG ENERGY HOLDINGS INC.
                                      into
                                    PSEGH LLC

      This Plan of Merger (the "Plan") is for the purpose of merging PSEG Energy Holdings Inc. ("Holdings"), a New Jersey corporation, into PSEGH LLC, ("PSEGH"), a New Jersey Limited Liability Company, in accordance with the provisions of the Limited Liability Company Act of New Jersey. Holdings and PSEGH are sometimes hereinafter referred to as a "Party" or collectively, as "Parties".

      1. Holdings shall be merged into PSEGH and PSEGH shall be the surviving entity.

      2.    The name of the surviving Party shall be "PSEGH LLC".

      3. The designation and number of outstanding shares of Holdings is as follows:

                       Designation               Number
                       -----------               ------
                       Common                       100
                       Preferred                  5,092

      4.    The terms and conditions of the merger are as follows:

            (a) On the Effective Date (as hereinafter defined), each share of Holdings then issued and outstanding shall be canceled.

            (b) Each membership interest of PSEGH issued and outstanding on the Effective Date shall not be changed or converted and shall continue to be issued and outstanding. No additional membership interests of PSEGH shall be issued as a result of such merger.

            (c) The Certificate of Formation of PSEGH shall not be amended and shall remain as the Certificate of Formation of the surviving entity.

      5. This Plan shall take effect and the merger contemplated by this Plan shall become effective at the close of business on October 1, 2002 (the "Effective Date"), regardless of the actual date of the filing of the Certificate of Merger, as permitted under N.J.S.A. 42:2B-20(d).

      6.    (a)   On the Effective Date, the merger contemplated by this
                  Plan shall have the effects provided for under N.J.S.A.
                  42:2B-20(g).

            (b) In furtherance and not in limitation of the provisions of subparagraph (a) of this Paragraph 6, on the Effective Date, the existence of Holdings shall cease and it shall be merged with and into PSEGH in accordance with this Plan. PSEGH shall survive this merger and shall continue in existence and shall, without transfer, succeed to and possess all of the rights, privileges, immunities, powers, and purposes of Holdings; all the property, real and personal, including subscriptions to shares, causes of action, and every other asset of Holdings, shall vest in PSEGH without further act or deed; and PSEGH shall assume and be liable for all the liabilities, obligations and penalties of Holdings. No liability of, or obligation due or to become due from, or claim, demand or cause existing against Holdings, or any shareholder, officer or director thereof, shall be released or impaired by such merger. No action or proceeding, civil or criminal, then pending by or against Holdings, or any shareholder, officer or director thereof, shall abate or be discontinued by such merger, but may be enforced, prosecuted, settled or compromised as if such merger had not occurred, or PSEGH may be substituted in each action or special proceeding in the place of Holdings.

            (c) At any time or from time to time after the Effective Date, the last acting officers of Holdings, or the officers of PSEGH in the name of Holdings, shall execute and deliver, or cause to be delivered, all such deeds, assignments or other instruments, and shall take or cause to be taken such other and further actions, as PSEGH may deem necessary or desirable in order to carry out the intent and purpose of this Plan.

      7. It is intended that this merger qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

      IN WITNESS WHEREOF, the undersigned have caused this Plan to be executed by their duly authorized corporate officers this 30th day of September, 2002.

                                               PSEGH LLC
Attest:

/s/ Edward J. Biggins, Jr.                     By: /s/ Derek M. DiRisio
---------------------------                       ------------------------------
Edward J. Biggins, Jr.                            Derek M. DiRisio
Secretary                                         Vice President and Controller


                                               PSEG Energy Holdings Inc.
Attest:

/s/ Edward J. Biggins, Jr.                     By: /s/ Miriam E. Gilligan
---------------------------                       ------------------------------
Edward J. Biggins, Jr.                            Miriam E. Gilligan
Secretary                                         Vice President-Finance and
                                                  Treasurer

STATE OF NEW JERSEY     :
                        :
COUNTY OF ESSEX         :

      On this 30th day of September, 2002, before me, the undersigned, a Notary Public of the State of New Jersey, personally appeared Derek M. DiRisio and Edward J. Biggins, Jr., the Controller and Secretary, respectively, of PSEGH LLC, a New Jersey Limited Liability Company, who I am satisfied are the persons named in and who executed the foregoing instrument and they did acknowledge that they signed, sealed and delivered the same as the act and deed of such corporation, made by authority of its Board of Directors, for the uses and purposes therein expressed.

      IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal.

                                            /s/ Jacquelyn E. Coyle
                                            ------------------------------------
                                            Notary Public
                                            My Commission expires: July 22, 2007

STATE OF NEW JERSEY     :
                        :
COUNTY OF ESSEX         :

      On this 30th day of September, 2002, before me, the undersigned, a Notary Public of the State of New Jersey, personally appeared Miriam E. Gilligan and Edward J. Biggins, Jr., the Treasurer and Secretary, respectively, of PSEG Energy Holdings Inc., a New Jersey corporation, who I am satisfied are the persons named in and who executed the foregoing instrument and they did acknowledge that they signed, sealed and delivered the same as the act and deed of such corporation, made by authority of its Board of Directors, for the uses and purposes therein expressed.

      IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal.

                                            /s/ Jacquelyn E. Coyle
                                            ------------------------------------
                                            Notary Public
                                            My Commission expires: July 22, 2007